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Exhibit 99.1

Contact:
Edgewater Technology, Inc.             Citigate Sard Verbinnen
Clete T. Brewer, Chairman and CEO      Kim Polan/Susan Burns
Terry C. Bellora, CFO                  212-687-8080
501-973-6084


                      Edgewater Technology completes SALE
                       OF REMAINING NON-CORE BUSINESSES

     Sale of ClinForce and CFRC Will Enable Exclusive Focus on eSolutions
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     Fayetteville, Arkansas. - March 19, 2001 - Edgewater Technology, Inc.
(NASDAQ: EDGW, www.edgewater.com) today announced the completion of the sale of
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its wholly-owned subsidiaries, ClinForce, Inc. and CFRC, Inc. to Cross Country
TravCorps, Inc. for $31 million in cash. The sale was approved by stockholders at a Special Meeting on March 14, 2001, with 96.3% of the 7.2 million votes cast at the meeting supporting the transaction.

     The sale of ClinForce and CFRC, which specialize in providing clinical trial staffing services, is part of a strategic plan announced last year to focus solely on Edgewater's eSolutions business, which provides e-business solutions that assist enterprises in increasing market competitiveness, improving productivity and reducing operational costs through the implementation of Internet-centric technologies. As part of this focus, the Company completed the disposition of all of its other non-eSolutions businesses during 2000.

     "We are very pleased by our stockholders' support for the ClinForce/CFRC sale. This transaction represents the final step in Edgewater's evolution to a pure play e-business solutions provider," said Clete T. Brewer, Chairman and CEO of Edgewater Technology. "Now that we have successfully completed the divestiture of our remaining non-core divisions, we will focus all of our efforts on growth prospects for our eSolutions business."

About Edgewater Technology
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     Founded in 1992, Edgewater Technology is an award-winning e-business consulting and systems integration firm that specializes in providing middle-market companies with tailored solutions for today's Internet-centric environment. Headquartered in Wakefield, Massachusetts, Edgewater has taken a partnership approach with its clients, targeting strategic, mission-critical applications. Edgewater Technology services its client base by leveraging a combination of leading-edge technologies and proven reengineering techniques provided by its network of national solutions centers strategically positioned across the United States. For further information, visit our Web site at www.edgewater.com or call 781-246-3343.
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This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the amount of proceeds from the ClinForce sale transaction and planned eSolutions unit positioning and focus initiatives. The forward looking statements included in the Press Release relate to future events or our future financial condition or performance. Words such as "plan," "will," "anticipate," "intend," "increasing," "pursue," "provide," "begin," "should," "would," "focus," "believe," "expect," "continue," and "plan," or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) post-closing adjustments under the ClinForce sale agreement which would have the effect of reducing the $31 million purchase price received at closing; (2) changes in industry trends, such as decline in the demand for or supply of eSolutions services; (3) failure to obtain new customers or retain significant existing customers; (4) loss of key executives; (5) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest or currently exchange rates; (6) failure of the middle market and the needs of middle market enterprises for e-business services to develop as anticipated; (7) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth (A) under the headings "Summary -- Risks of Not Approving the Transaction", "Summary -- Recent Events", "Edgewater Following Completion of the Transaction", "Factors Affecting Edgewater Following the Transaction" and "Forward looking Statements" in the Company's Proxy Statement filed with the Securities and Exchange Commission on February 6, 2001 and (B) under the heading "Business-Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities and Exchange Commission on March 20, 2000.

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